                                                                  EXHIBIT 10.49

                  AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT

         This Amendment No. 3 dated July 31, 2001 ("Amendment No. 3") to the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999 (as amended from time to time, the "Loan Agreement;" capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement) among America West Airlines, Inc. (the "Company") the lenders listed therein (collectively, the "Lenders"), The Industrial Bank of Japan, Limited, as Arranger, Co-Lead Book Manager, Initial Issuing Bank and as Agent for the Lenders from time to time party to the Loan Agreement (in such capacity, the "Agent"), Citicorp USA, Inc., as Arranger and Syndication Agent, Salomon Smith Barney Inc., as Co-Lead Book Manager and Bankers Trust Company, as Documentation
Agent:

         WHEREAS, the Company, the Agent and the institutions from time to time becoming Lenders thereunder have entered into the Loan Agreement;

         WHEREAS, the Company, the Requisite Lenders and the Agent have amended the Loan Agreement by Amendment No. 1 dated as of April 16, 2001 ("Amendment No. 1") and desire to amend the Loan Agreement hereby and by Amendment No. 2 dated the date hereof ("Amendment No. 2");

         NOW, THEREFORE, the parties hereto agree to amend the Loan Agreement and to such additional terms as follows:

         1. Section 1.1 of the Loan Agreement is amended by inserting the following defined term in appropriate alphabetical order:

                  "AMENDMENT NO. 3 EFFECTIVE DATE" means the date the Agent notifies the Company that all conditions precedent to the effectiveness of Amendment No. 3 to this Agreement, as set forth in such Amendment No. 3, have been satisfied.

                  "FINANCING" means an issuance by the Company of up to $250,000,000 of senior unsecured notes substantially in the form shown in the Preliminary Offering Memorandum, of which a draft dated July 19, 2001 was provided to the Agent, or any other financing (or series of financings) arranged by the Company, in either case on market terms, which in either case is intended to provide the Company with not less than $140,000,000 in proceeds to the Company net of customary fees and other out-of-pocket expenses incurred in connection with such financing. Such financing or financings may not subordinate or otherwise adversely affect the rights of the Agent or the Lenders in the Collateral.

         The amendment set forth in this section shall be effective for the period from and after the date hereof, notwithstanding any other term hereof to the contrary.
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         2. Section 1.1 of the Loan Agreement is further amended by replacing the table set forth in the definition of the term "APPLICABLE MARGIN" with the following table:

                                                      Revolving Period
      Rating                                  LIBOR Margin/Base Rate Margin
      ------                                  -----------------------------
Below B2 by Moody's or                                 4.25% / 3.25%
Below B by S&P

B2 by Moody's or                                       3.50% / 2.50%
B by S&P

B1 by Moody's or                                       3.00% / 2.00%
B+ by S&P

Ba3 by Moody's or                                      2.75% / 1.75%
BB- by S&P

Ba2 by Moody's or                                      2.50% / 1.50%
BB by S&P


         The amendment set forth in this section shall be effective for the period from and after the date hereof, notwithstanding any other term hereof to the contrary.

3. Section 1.1 of the Loan Agreement is further amended by replacing the table set forth in the definition of the term "COMMITMENT FEE RATE" with the following table:

  Rating                                                 Rate
  ------                                                 ----
Below B2 by Moody's or                                  1.125%
Below B by S&P

B2 by Moody's or                                        .875%
B by S&P

B1 by Moody's or                                         .75%
B+ by S&P

Ba3 by Moody's or                                        .70%
BB- by S&P

Ba2 by Moody's or                                       .625%
BB by S&P

         The amendment set forth in this section shall be effective for the period from and after the date hereof, notwithstanding any other term hereof to the contrary.

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
         4. Subsection 2.4B(iii) of the Loan Agreement is amended by adding a new clause (3) at the end thereof as follows:

                  (3) Prepayments due to a Financing. The Company shall promptly notify the Agent of each and every proposed financing transaction that would constitute all or part of the Financing. The Company shall promptly notify the Agent of the date that the Company expects that the proceeds of such transactions will have provided the Company with an aggregate of at least $140,000,000 in proceeds net of customary fees and other out-of-pocket expenses. Within five Business Days after the closing of the Financing (or, if the Financing consists of a series of transactions, the closing of the transaction that results in such aggregate proceeds being provided to the Company), the Company will prepay, without premium or penalty (other than pursuant to subsection 2.6D, if applicable), all amounts outstanding under the Commitments by applying the proceeds of such transactions as provided in Section 5.12.

         The amendment set forth in this section shall be effective for the period from and after the date hereof, notwithstanding any other term hereof to the contrary.

         5. Subsection 2.10C(1) of the Loan Agreement is amended by deleting the word "and" immediately preceding "(D)" in the first sentence of such subsection and by adding the following at the end of such sentence before the period: ", and (E) any appraisal delivered pursuant to the terms of Section 2.10E or of Amendment No. 2 to this Agreement." The amendment set forth in this section shall be effective for the period from and after the date hereof, notwithstanding any other term hereof to the contrary.

         6. A new Section 2.10E is added immediately after Section 2.10D of the Loan Agreement. Section 2.10E shall read as follows:

                  E. ADDITIONAL APPRAISALS.

                  Not more often than once in each calendar quarter, upon request of the Agent, the Company shall provide the Agent a desk top appraisal of the Rotables and Spare Engines constituting part of the Borrowing Base Collateral, satisfactory to the Agent, by an Approved Appraiser selected by the Agent. Not more often than once in any six-month period, upon request of the Agent, the Company shall provide the Agent an appraisal and inspection report covering the Rotables and Spare Engines constituting part of the Borrowing Base Collateral by an Approved Appraiser selected by the Agent. In the case of Rotables only, an inspection of the Rotables shall mean an inspection of a sample of the Rotables by the Approved Appraiser for the purpose of determining the accuracy of the inventory reports maintained by the Company for

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
                  the Rotables. The Company shall pay all costs of the appraisals and inspection reports furnished pursuant to the terms of this Section 2.10E. The terms of this Section 2.10E shall not limit the rights of the Agent or Lenders under any other section hereof or of any Security Agreement. Any appraisal delivered pursuant to the terms of this Section 2.10E shall be considered an Approved Appraisal for all purposes including without limitation calculating the Borrowing Base.

         The amendment set forth in this section shall be effective for the period from and after the Amendment No. 3 Effective Date.

         7. Subsection 5.1(xvii) of the Loan Agreement is amended by adding the following at the end of such subsection before the period: "including without limitation offering memoranda, prospectuses, or other documents and information, whether publicly available or not, regarding the Financing." The amendment set forth in this section shall be effective for the period from and after the date hereof, notwithstanding any other term hereof to the contrary.

         8. Section 5 of the Loan Agreement is amended by adding the following at the end of such section:

                  5.12 USE OF PROCEEDS OF FINANCING

                  The Company may apply the proceeds of each financing transaction that is a Financing or is or could comprise part of a Financing, net of customary fees and other out-of-pocket expenses incurred by the Company in connection with such transaction, only (i) to prepay amounts outstanding under the Commitments as required by Section 2.4B(iii)(3), (ii) for working capital and other general corporate purposes, and
                  (iii) in the case of any proceeds that exceed a net aggregate (after the payment of such customary fees and other out-of-pocket expenses) of $140,000,000, for any purpose that does not otherwise violate any provision of this Agreement.

         The amendment set forth in this section shall be effective for the period from and after the date hereof, notwithstanding any other term hereof to the contrary.

         9. The amendments to the Loan Agreement described in Sections 3, 5, and 7 of Amendment No. 2 are hereby rescinded with effect for the period from and after the Amendment No. 3 Effective Date. From and after the Amendment No. 3 Effective Date, the phrase "fifty percent (50%)" set forth in Exhibit IX to the Loan Agreement shall be replaced with "thirty percent (30%)" and "60%" set forth in Section C of Exhibit IX shall be replaced with "40%." From and after the Amendment No. 3 Effective Date, the phrase "clauses (i), (vii), (xi), and (xii) of Section 6.3" set forth in clause (a) of Section 10 of Amendment No. 2 shall be replaced with "clause (xi) of Section 6.3," but any Investments made on or after July 31, 2001 but before the Amendment No. 3 Effective Date under clauses
(i), (vii), or (xii) of Section 6.3 of the Loan

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
Agreement shall continue to be counted toward the $5,000,000 limit set forth in such section. From and after the Amendment No. 3 Effective Date, the release under the terms of Subsection 2.10B(ii)(1) of Borrowing Base Collateral in any of the categories shown in the table below shall reduce the Borrowing Base as shown in the table below for the respective category (and the pro forma Borrowing Base Certificate required to be delivered under the terms of clause
(iv) of such subsection in connection with such release shall reflect such reduction):

Category                                                  Reduction

Cash and Permitted Cash Equivalents                       100% of the Dollar amount of the Cash or
                                                          Cash Equivalent

Stage III Aircraft (other than 737-200A
Series Aircraft)                                          92.5% of the Fair Market Value of the Aircraft
                                                          as stated in the Approved Appraisal thereof
                                                          delivered at the time of removal

737-200A Series Aircraft, Spare Engines or
Simulators                                                72.5% of the Fair Market Value of the
                                                          737-200A Series Aircraft, Spare
                                                          Engines or Simulators as stated in the
                                                          Approved Appraisal thereof delivered at
                                                          the time of removal

For any addition to the Borrowing Base Collateral either following any such removal from the Borrowing Base Collateral, or contemporaneously with such removal as contemplated by the terms of the second following sentence, the percentages set forth for the various categories of Borrowing Base Collateral in the definition of Borrowing Base in Section 1.1 of the Loan Agreement, as amended, shall apply to the calculation of Borrowing Base. From and after the Amendment No. 3 Effective Date, at no time may Borrowing Base Collateral be added or removed if the effect of such action would be to reduce to less than 50% the proportion of the Borrowing Base attributable to Cash and Permitted Cash Equivalents, Aircraft, and Spare Engines (after giving effect to the respective percentages of Fair Market Value applicable to such categories of Borrowing Base Collateral that are used to calculate Borrowing Base under the definition of such term). In addition, from and after the Amendment No. 3 Effective Date, any removal of Borrowing Base Collateral shall, in addition to reducing the Borrowing Base as provided above, reduce the aggregate of the Lenders' Commitments by the same Dollar amount (and shall proportionally reduce each Lender's Commitment), unless at the time of such removal the Company adds Borrowing Base Collateral in accordance with the terms of Section 2.10B(ii)(2) of the Loan Agreement that is of the same category (as shown above in this Section 9) as the removed Borrowing Base Collateral and has an appraised value (as shown in an Approved Appraisal delivered to the Agent at the time of such addition) (or Dollar value in the case of Cash or Cash Equivalents) at least equal to that of the removed Borrowing Base Collateral (as shown in such Approved Appraisal), and each such reduction in the Lenders' Commitments shall be evidenced by a certificate executed by the Agent setting forth each Lender's new Commitment. Any addition to the Borrowing Base Collateral thereafter shall increase the Borrowing Base if the terms of the Loan Agreement would so provide but shall not increase the aggregate of the Lenders' Commitments or any Lender's Commitment. At the Company's expense, the Company shall deliver to the Agent at the time of any addition or removal, or simultaneous addition and removal, of Borrowing Base Collateral an Approved

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
Appraisal of all added or removed Borrowing Base Collateral (other than Cash or Cash Equivalents) and a pro forma Borrowing Base Certificate showing the effect of such addition or removal and certifying that no Borrowing Base Deficiency will result therefrom. It is acknowledged that the adjustments to the Lenders' Commitments provided for in this section shall be used for all purposes of the Loan Agreement including without limitation for the computation of the commitment fees payable by the Company under the terms of Section 2.3A thereof.

         10. The waiver of the terms of Section 6.5D of the Loan Agreement provided in Section 9 of Amendment No. 2 is terminated with effect for the period from and after the Amendment No. 3 Effective Date.

         11. With effect from and after the Amendment No. 3 Effective Date,
Section 6.5A of the Loan Agreement is amended by deleting such section in its entirety, and replacing such section with the following:

                  A. MINIMUM FIXED CHARGE COVERAGE RATIO. The Company shall not permit the ratio of (i) EBITDA plus Aircraft Rental Expense to
                  (ii) Interest Expense plus Aircraft Rental Expense for any four-fiscal quarter period ending as of the last day of any fiscal quarter of the Company to be less than .70 to 1.00.

         12. The Company agrees that the Liens on the Collateral granted pursuant to the Security Agreements and any other agreements contemplated hereby or by Amendment No. 2 shall serve as security for the due and punctual payment of the Obligations as amended hereby and by Amendment No. 1 and Amendment No. 2.

         13. The Amendment No. 3 Effective Date (as defined in Section 1) shall occur on the date, if any, on or before October 31, 2001, when the Agent determines acting promptly and in good faith that all of the following conditions precedent have been satisfied:

                  (i) The Company shall have closed the Financing on or before October 31, 2001 and shall have received at least $140,000,000 in proceeds from the Financing net of customary fees and other out-of-pocket expenses.

                  (ii) The Agent shall have received an Officer's Certificate of the Company dated the Amendment No. 3 Effective Date stating that the condition set forth in Section 13(i) has been satisfied.

                  (iii) The Company shall have repaid all outstanding principal and accrued and unpaid interest on the Loan and all other outstanding Obligations including without limitation all fees and expenses then due and payable hereunder and under Amendment No. 2, and no Obligations shall be outstanding on the Amendment No. 3 Effective Date.

                  (iv) The Agent shall have received a counterpart of this Amendment No. 3 and of Amendment No. 2 duly executed and delivered by the Company and the Requisite Lenders.

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
                  (v) The Loan Agreement shall be in full force and effect, and no Event of Default or Potential Event of Default shall have occurred and be continuing (after giving effect to Amendment No. 2 and this Amendment No. 3), and the Agent shall have received an Officer's Certificate of the Company to such effect.

                  (vi) Each Lender that has executed and delivered this Amendment No. 3 shall have received payment from the Company of a fee in an amount equal to such Lender's Commitment multiplied by .0025.

                  (vii) The Company shall have paid all reasonable fees and expenses of counsel to the Agent in connection with the Loan Agreement, this Amendment No. 3 and the transactions contemplated thereby.

                  (viii) The Company shall have complied with such other conditions as the Agent may specify in a closing list to be delivered to the Company.

         Promptly following or concurrently with satisfaction of the conditions of Section 13(i) above, the Company shall take all actions necessary to cause the other foregoing conditions to be satisfied and to prepay the Loans contemplated by the terms of Section 4 hereof. The Company acknowledges that its failure to take all such other actions may become an Event of Default under
Section 7.5 of the Loan Agreement.

         14. If the Amendment No. 3 Effective Date shall not have occurred on or before October 31, 2001, the provisions set forth herein that recite that they are effective from and after the Amendment No. 3 Effective Date (which are set forth in Sections 6, 9, 10, and 11 hereof) shall be null and void, and the terms of Amendment No. 2 that would have been affected according to the terms of Sections 9, 10, and 11 hereof shall remain in full force and effect. The terms of this Amendment No. 3 other than those set forth in Sections 6, 9, 10, and 11 hereof shall be in full force and effect from and after the execution and delivery hereof whether or not the Amendment No. 3 Effective Date occurs.

         15. Each party hereto agrees that, to the maximum extent permitted by the law of the State of New York, this Amendment No. 3, and the rights and duties of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) in all respects, including in respect of all matters of construction, validity and performance but without giving effect to any provision thereof that may require application of the laws of another jurisdiction.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their representative officers thereunto duly authorized, as of the date first above written.

                                         COMPANY:

                                         AMERICA WEST AIRLINES, INC.

                                                 /s/ Stephen L. Johnson
                                         By: ________________________________
                                             Name:   Stephen L. Johnson
                                             Title:  Senior Vice President

                                         INITIAL ISSUING BANK, AGENT AND LENDER:

                                         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                         as Initial Issuing Bank, Agent
                                         and Lender

                                                 /s/ Kazutoshi Kutrahara
                                         By: ________________________________
                                             Name:   Kazutoshi Kutrahara
                                             Title:  General Manager

                                         LENDERS:

                                         CITICORP USA, INC.

                                                 /s/ George E. Moyer, Jr.
                                         By: ________________________________
                                             Name:   George E. Moyer, Jr.
                                             Title:  Vice President


                                         THE FUJI BANK, LIMITED

                                                 /s/ Steven Brennan
                                         By: ________________________________
                                             Name:   Steven Brennan
                                             Title:  Senior Vice President

                                         THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION

                                                /s/ Scott J. Paige
                                         By: ________________________________
                                             Name:  Scott J. Paige
                                             Title: Executive Vice President

                                         BANKERS TRUST COMPANY

                                                /s/ Marguerite Sutton
                                         By: ________________________________
                                             Name:  Marguerite Sutton
                                             Title: Vice President


                                         BANK ONE, ARIZONA, NA


                                                /s/ Dennis Warren
                                         By: ________________________________
                                             Name:  Dennis Warren
                                             Title: First Vice President

                                         BANK OF SCOTLAND

                                                /s/ Joseph Fratus
                                         By: ________________________________
                                             Name:  Joseph Fratus
                                             Title: Vice President